                                                                    EXHIBIT 99.1

PRESS RELEASE
-------------

                   CATALINA LIGHTING INC APPROVED FOR TRADING
                       ON NASDAQ'S NATIONAL MARKET SYSTEM

MIAMI (October 16, 2002) ... Catalina Lighting Inc (Nasdaq:CALA), a leading international designer, manufacturer, and distributor of lighting products for residential and office environments, today announced that its application for listing on the Nasdaq National Market System has been approved. Catalina's shares will commence trading on the Nasdaq National Market on Friday, October 18, 2002, under the same trading symbol, "CALA."

CEO Eric Bescoby said, "We believe that our National Market listing will be an important step in gaining trading liquidity for new and existing shareholders seeking to enlarge positions. We also believe that the National Market listing will make CALA shares more marketable to institutional portfolios."

About Catalina Lighting Inc

Catalina Lighting Inc is a leading designer, manufacturer and marketer of residential and office lighting products. The Company's broad product line includes functional and decorative table lamps; ceiling, wall, recessed, vanity and track lighting fixtures; emergency and outdoor lighting; and chandeliers. Its line is distributed under several brand names, including Catalina, Dana, Ring, Illuminada and Pro Office. The Company also functions as an OEM, selling goods under its customers' private labels.

This press release includes statements that constitute "forward-looking" statements, including, without limitation, that the Nasdaq listing will increase the common stock's trading liquidity and its marketability to institutional investors. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, an adverse change in the Company's financial condition and consequent failure to meet the requirements for continued Nasdaq listing; the absence of investors interested in trading in the Company's common stock; and other risks detailed in the Company's periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                                     # # # #